UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

BUSH INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8884	16-0837346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mason Drive

P.O. Box 460

Jamestown, New York 14702-0460

(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 665-2000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

Bush Industries, Inc. (the “Registrant” or the “Company”), entered into a Waiver and Eighth Amendment (the “Eighth Amendment”), dated as of November 7, 2003, to that certain Credit and Guarantee Agreement, dated as of June 26, 1997, as amended (the “Credit Agreement”), with JPMorgan Chase Bank, as administrative agent for the lenders, and certain other banks. The Eighth Amendment, among other things, provided for a temporary waiver, through March 1, 2004, of non-compliance by the Company of certain provisions of such Credit Agreement for the fiscal quarter ended September 27, 2003 and the anticipated non-compliance for the fiscal quarter ended January 3, 2004, eliminated certain pricing grids and replaced them with a fixed percentage rate, eliminated the ability to make new United States dollar denominated Eurodollar and NYBOR loans, required certain additional reporting requirements, permitted JPMorgan Chase Bank to retain for the benefit of the lenders a consultant, required certain mandatory prepayments in the event of asset sales, and also provided for certain monthly EBITDA covenants.

The above description of the Eighth Amendment is a brief summary only and is modified by the full text of the Eighth Amendment, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Waiver and Eighth Amendment, dated November 7, 2003, to the Credit and Guarantee Agreement dated as of June 26, 1997, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSH INDUSTRIES, INC.

Date: November 14, 2003	By:	/s/ Robert L. Ayres
Robert L. Ayres, President, Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Waiver and Eighth Amendment, dated November 7, 2003, to the Credit and Guarantee Agreement dated as of June 26, 1997, as amended.